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                                                               EXHIBIT 23.2



                         Consent of Independent Auditors



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CUC International Inc. for the registration of 1,498,888 shares of its common stock and to the incorporation by reference therein of our report dated March 21, 1995, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.



     ERNST AND YOUNG LLP

     Stamford, Connecticut
     October 4, 1995









































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